As filed with the Securities and Exchange Commission on September 19, 2016
Registration No. 333-210321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM S-1/A
(Amendment No. 4)

_____________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARE METAL STANDARD, INC.
(Exact name of registrant as specified in its charter)

Idaho	7374	47-5572388
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bare Metal Standard, Inc. 3604 S. Banner St. Boise, ID 83709 208-898-9379 E-mail: (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Bedal
3604 S. Banner St.
Boise, ID   83709
208-898-9379
 (Name, address, including zip code, and telephone number,
Including area code, of agent for service)
______________________________

Copies of Communications to:
Thomas C. Cook, Esq.
8250 W. Charelston Blvd, Las Vegas, Nevada 89117
702-242-0099

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Units, each consisting of one share of common stock and one warrant (3)	$3,000,000	$302.10
Shares of common stock included as part of the Units (3)	—	(4)
Warrants included as part of the Units (3)	—	(4)
Shares of common stock underlying the Warrants included in the Units (3)	$12,000,000	$1,208.40
Total	$15,000,000	$1,510.50

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Offered pursuant to the Registrant’s initial public offering; 3,000,000 common shares and 3,000,000 warrants.
(4)	No fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______________, 2016

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
BARE METAL STANDARD, INC.
6,000,000 Units
$0.50 per unit
each consisting of
one share of common stock, one warrant

We have no intention to engage in a merger or other business combinations.

The company is registering in this prospectus 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance.

Prior to this Offering, no public market has existed for the common stock of BARE METAL STANDARD, INC.  (BMS)  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is the initial offering of common stock of Bare Metal Standard, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 6,000,000 shares of common stock and 6,000,000 warrants exercisable at $2.00 expiring in 2 years at a fixed price of $0.50 per share. The company is registering in this prospectus 6,000,000 units. Each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  We have not made any arrangements to place funds raised in this offering in an escrow, trust or similar account.  Any investor who purchases shares in this offering will have no assurance that other purchasers will invest in this offering.  Accordingly, if we file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

The offering is being conducted on a self-underwritten, best efforts basis, which means our CEO, James Bedal, will attempt to sell the shares. This Prospectus will permit our CEO to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

BARE METAL STANDARD, INC.  is a development stage company and currently has limited business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.

There is no minimum level of shares required to be sold in order for this offering to proceed. We may only raise a nominal amount of proceeds that will only cover the offering expenses. An investor may loose all of their investment.

We are not a blank check company. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “BMS" and "Company" are to BARE METAL STANDARD, INC.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Our independent registered public accountant firm has issued an audit opinion for Bare Metal Standard, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Bare Metal Standard was incorporated in the State of Idaho on November 12, 2015 and our fiscal year end is October 31. The Company was formed to engage in the business of commercial kitchen grease exhaust system cleaning. The Company seeks to develop synergistic business franchises which provide services to restaurants, health care industry, prisons and schools throughout the United States.

The Company's website is Baremetalstandard.com.

We intend to provide franchise opportunities in the service of commercial kitchen grease exhaust systems. We will support our franchises through a centralized workflow system developed by us. The application is capable of managing hundreds of franchises and thousands of potential customers’ locations throughout the United States.

Where you can find us:

 Corporate Office:
3604 S. Banner St.
Boise, ID   83709
208-898-9379

Sales and Marketing Office:
 3604 S. Banner St.
Boise, ID   83709
208-898-9379

Current Status of the Company

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act because we have nominal assets and nominal operations. Our business model is designed around five business units:

•	management services,
•	equipment manufacturing and leasing,
•	government/public affairs,
•	strategic partnerships,
•	branding.

Management Services – This is franchisee supportive services associated with the day – to – day support our franchisee expect from us to ensure they are properly utilizing the technology we provide to franchisees to run their businesses. These services will vary from franchisee to franchisee depending on the size and level of knowledge of each franchisee.

Government/Public Affairs – Utilizing our affiliates we will assist the franchisee in navigating the local, state and at time federal regulations that drive customer compliance for the services we offer. Our business is regulated by fire code and with experience in this industry we are the thought leaders in our industry we will have an active team educating local, state and federal authorities as to the benefits of our system over alternatives. This team will also work with insurance carriers to help educate adjusters, agents and property owners.

Equipment manufacturing and leasing – Our business requires our franchisee to purchase service vehicles from us. We will develop relationships with auto manufactures and custom build shops to ensure we can deliver the best product and prices available to our franchisee. We anticipate leveraging our buying power for equipment and vehicles, and we will analyses the best locations to perform assembly of our systems into two major distributions centers in the United States.

Strategic Partnerships – One of the driving forces to us building a public company is to generate the capital to build a national network of franchisees that can service customers we have built up over the past 50 years in business. They want to select Bare Metal Standard as the exclusive national provider, however, we must establish a National network of Franchisees to provide our services. We will have a team of 4-5 regional representatives that will be responsible for cultivating and ensuring the penitration of these strategic partnerships / customers.

Branding – Building a national brand will take hiring the best PR firm in Franchising. When someone decides to buy a franchise we must have the branding relationships with brokers in ever region in the USA to ensure we get the best franchisees available to run our businesses. Thus, Branding will consist of both building Broker relationships through the strength of a strong showing in franchise circles managed by a PR Firm to be selected.

Through our team and these units, we expect to drive revenues to our shareholders by working with local and federal governments and established industry partners. Our mission is to become the global leader in our field of expertise.

We believe it is advantageous to go public at this time, due to the potential to raise additional funds in the capital markets. As a public company we would have access to more financing options, as investors generally have greater liquidity to exit their investment.  However, there are significant disadvantages to going public, including the possibility that liquidity in our market will not occur, there is no guarantee that we will be able to secure financing at rates favorable to us, and increased costs to be a public company.  We anticipate this offering will cost $65,000 and we will incur $40,000 in professional fees to remain public in the next 12-months.

In order to proceed with our business plan, we will have to find additional sources of funds, like a second public offering, a private placement of securities or debt.  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or other alternative sources such as debt financing, we may be unable to continue to maintain, develop or expand our operations.

This is our initial public offering.  We are registering a total of 12,000,000 shares of our common stock for sale.  The company is registering in this prospectus 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance.  The investors in the Company’s offering pursuant to this prospectus will pay $.50 per common share.  The Company will issue the common stock purchase warrants exercisable at $2.00 24 months after issue date to investors on a “one-for-one” basis.  For each share of common stock purchased the investor will receive one warrant to purchase one share expiring 24 months after issuance of common stock.  Each warrant entitles the holder to purchase one share of common stock.  There are a total of 6,000,000 warrant to be issued.  The Company will sell their shares at a fixed price of $.50 per share until the securities are quoted for trading on the OTC Bulletin Board, or on a recognizable market or exchange, and thereafter at prevailing market prices or privately negotiated prices. The Company will receive proceeds from the sale of the 6,000,000 units that are being registered.  The Company will receive $12,000,000 if all 6,000,000 warrants are exercised at $2.00 per share within 24 months.

This offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled "As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements."

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

There is no minimum level of shares required to be sold in order for this offering to proceed. We may only raise a nominal amount of proceeds that will only cover the offering expenses. An investor may loose all of their investment.

The offering is being conducted on a self-underwritten, best efforts basis, which means our CEO, James Bedal, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Securities being Offered
An aggregate of 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

Price per share
The Company will sell their units at a fixed price per share of $0.50 for the duration of this Offering, or until the securities are quoted for trading on the OTC Bulletin Board or on a recognizable market or exchange, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued	31,240,000 per balance sheet restricted shares of common stock are issued and outstanding.
Offering Proceeds
The Company will receive the proceeds from the sale of the 6 million units that are being registered. The company will receive $3,000,000 if all the units are sold and $12,000,000 if all the 6,000,000 warrants are exercised at $2.00  per share within 24 months.

Registration costs	We estimate our total offering registration costs to be $105,000. This includes pay for legal expenses, accounting fees, transfer agent costs, filing fees, printing.
Common stock outstanding after offering
Assuming the completion of the sale of all 6,000,000 units in this offering, there will be 37,000,000 shares of common stock outstanding. If all the warrants exercisable at $2.00 24 months after issue date are exercised there will be 43,000,000 shares outstanding.

Our officers and directors, control persons and/or affiliates will not purchase any Shares in this Offering.  Our executive officers and directors will own 84% of our common stock if we sell all our units. If all our warrants are exercised they will own 72% of our common stock.

We do not intend to use any of the proceeds from the offering to pay for the registration fees of the offering. The cost of the registration fees shall be loaned to us from our officers and directors.

Our officers and directors will not receive any compensation from this offering.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With BARE METAL STANDARD, INC.:

We have a limited operating history and have no profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on November 12, 2015 and we have not fully developed our proposed business operations and have no significant revenue.  We have limited operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to July 31, 2016 was $121,558 of which most is for professional fees in connection with this Offering.

Our independent registered public accountant has issued an audit opinion for Bare Metal Standard, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our ability to maintain profitability and positive cash flow is dependent upon:

•	Our ability to attract new franchisees
•	Our ability to generate sufficient revenue through the sale and royalties of our franchises.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Because our officers and directors have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Currently our officers and directors have other outside business activities and will only be devoting between 25-50% of their time, or 20-30 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient. When our Registration Statement becomes affective our President James Bedal will devote 100% of his time to Bare Metal Standard no longer creating a conflict with Taylor Brothers for his time. Their other business interests do not currently present a conflict of interest with their role for the Company. Their other business Taylor Brothers exclusively caters to their current and prospective customers such as hospitals, restaurants, sports arenas, military instillations  to name a few. Bare Metal Standards will only deal with Franchisees. Bare Metal Standard will not pursue the same category of clients as Taylor Brothers. Their personal interests will not come into conflict with our interests and those of our minority stockholders. Additionally, we will not compete with their other business interests for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

Our controlling stockholders have significant influence over the Company.

As of July 31, 2016, the Company's officers and directors own 96.8% of the outstanding common stock. If all the units are sold our Company's officers and directors will own 84% of the outstanding stock. If all the warrants are exercised our Company's officers and directors will own 72% of the outstanding stock. As a result they will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our officers and director retains a controlling interest.

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

There are as yet no written agreements, and our officers and directors may decide to award themselves salaries and other benefits.  The Company does not have significant revenues, and there is no guarantee that have significant revenue in the near future.  We will be unable to support any higher salaries or other benefits for management, which will cause us to cease operations.

Risks Associated With This Offering

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended Operations. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. We have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2016, including a Form 10-K for the year ended October 31, 2016, assuming this registration statement is declared effective before that date. At or prior to March 31, 2016, we intend to voluntarily file a registration statement on Form S1 which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on July 31, 2016. If we do not file a registration statement on Form 8-A at or prior to October 31, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $40,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The company is offering 12,000,000 shares of common stock through this Prospectus.  They must sell these shares at a fixed price of $0.50 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

We face intense competition, and we may not be able to compete effectively, which could reduce demand for our services and adversely affect our business and potential market share.

The market for our services is intensely and increasingly competitive and subject to rapidly changing cleaning technology and evolving standards. In addition, many companies in our target market are offering, or may soon offer, products and services that may compete with our services. Our current primary competitors generally fall into two categories: large companies and small one man operations.  We expect competition to increase as other established and emerging companies enter the market, as customer requirements evolve and as new products and cleaning technologies are introduced.

Many of our competitors, particularly large companies, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services or other resources and greater name recognition than we do. In addition, many of our competitors have strong relationships with our potential customers and extensive knowledge of the industry. As a result, they may be able to respond more quickly to new or emerging customers and changes in customer requirements.  Increased competition may lead to price cuts, alternative pricing structures or the introduction of products and services available for free or a nominal price. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Our ability to compete successfully in our market depends on a number of factors, both within and outside of our control. Some of these factors include ease and speed of service deployment and use, an, performance and scalability, the quality and reliability of our customer service and support, total cost of ownership, return on investment for the customer. Any failure by us to compete successfully in any one of these or other areas will adversely affect our business, results of operations and financial condition.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others. By doing so, these competitors may increase their ability to meet the needs of our potential customers. In addition, our prospective indirect sales channel partners may establish cooperative relationships with our competitors.

Our success is highly dependent on our ability to penetrate the market for our services as well as the growth and expansion of that market.

Our success will depend in large part on our ability to penetrate the existing market of potential franchisees. It is difficult to predict customer demand for our services, the size, growth rate and expansion of these markets, the entry of competitive products and services or the success of existing competitive products and services.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 12, 2015 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our ability to penetrate the existing market of potential franchisees and any expansion of the emerging market depends on a number of factors, including the cost, performance and perceived value associated with our product, as well as potential customers’ willingness to adopt a different approach to our services. If we are unable to complete and sell our services, our business, results of operations and financial condition would be adversely affected.

We will derive all of our revenue from the sale of our Franchises and products.

We currently expect to derive substantially all of our revenue from the sale and support of our franchises. As such, the development and sale of our franchises is critical to our success. The Sales for our franchises is affected by a number of factors, including market acceptance, new products and services by our competitors, price changes by us or by our competitors, technological change, growth or contraction in the traditional and expanding kitchen hood cleaning market, and general economic conditions and trends. If we are unable to complete development of our franchises or get market acceptance of our business, results of operations, financial condition and growth prospects will be materially and adversely affected.

We are dependent on senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our products and services, and our strategic direction. We do not maintain “key person” insurance for any member of our senior management team. The loss of Mr. Bedal, the CEO of the company, would significantly delay or prevent the development of the franchises and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top talent, our business could be adversely affected.

Our success depends in part on our ability to identify, attract, integrate and retain franchisees, sales and other personnel, including technical talent from the industry. We face intense competition for qualified individuals from numerous other companies, including other commercial hood cleaning companies, many of whom have greater financial and other resources than we do. These companies also may provide more diverse opportunities and better chances for career advancement. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Our success depends on our ability to sell our product and establish an indirect sales channel.

We need to establish indirect sales and sales channel partners, such as original equipment manufacturers, supply partners, restaurant franchises. Indirect sales channel partners are becoming an increasingly important aspect of our franchise sales. We cannot be certain that we will be able to identify suitable indirect sales channel partners. We cannot be certain that we will be able to negotiate commercially-attractive terms with any channel partner, if at all.   There can be no assurance that our channel partners will comply with the terms of our commercial agreements with them or will continue to work with us when our commercial agreements with them expire or are up for renewal. If we are unable to maintain our relationships with these channel partners, or these channel partners fail to live up to their contractual obligations, our business, results of operations and financial condition could be harmed.

Economic uncertainties or downturns could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy including conditions resulting from changes in gross domestic product growth, the continued sovereign debt crisis, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments.

General worldwide economic conditions have experienced a significant downturn and continue to remain unstable. These conditions make it extremely difficult for us to forecast and plan future business activities accurately, and they could cause our potential customers to reevaluate their decisions to purchase our services. Also, potential customers may choose to develop in-house services as an alternative to using our services.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or industries in which we operate do not improve, or worsen from present levels, our business, results of operations, financial condition and cash flows could be adversely affected.

Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our results of operations and financial condition.

Any of our franchises may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. Any disruptions in operations could negatively impact our business and results of operations, and harm our reputation. In addition, we may not carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on our business, results of operations and financial condition.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

USE OF PROCEEDS

We are registering a total of units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance for sale. The company will issue 6,000,000 common shares and, 6,000,000 common stock purchase warrants exercisable at $2.00 24 months after issue date to investors that invest.  Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share unit is $0.50. The Company will receive $3,000,000 from the sale of the 6,000,000 units that are being registered. The company will receive $12,000,000 if all the 6,000,000 warrants are exercised at $2.00 per share up to 24 months after issue date.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock and the conversion price of our warrants was determined arbitrarily by us.  The facts considered in determining the offering price and warrant conversion price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price and warrant conversion price, we took into consideration our capital structure and future financial needs.  The offering price of the shares units does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price, we took into consideration our capital structure.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this Prospectus.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Prospective investors are invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors are also invited to visit our offices.

The price of the current offering is fixed at $0.50 per share unit. This price is significantly higher than the price paid by the Company’s officers for common equity since the Company’s inception on November 12, 2015. James Bedal, the Company's CEO, Michael Taylor, the Company’s President and Jeffrey Taylor, the Company’s Secretary each paid $0.001 per share for the 10,000,000 shares of common stock they each received to offset the expenses they have incurred to get to this point. Their total investment combined of $20,000.00 was used for legal fees and organizational fees for Bare Metal Standard. The shares they received for their investment is not part of this registration statement. Their investments were not loans.

As of July 31, 2016, the historical net tangible book value was $0 or approximately $0.01 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2016.

Assuming the completion of the sale of all 6,000,000 shares units in this offering, there will be 37,000,000 shares of common stock outstanding.

The following table illustrates per share of common stock dilution that may be experienced by investors at various funding levels:

Percentage of share unit sold	33%	66%	100%

Net Proceeds	$990,000	$1,980,000	$3,000,000
Legal and Professional	$90,000	$180,000	$225,000
Lease expenses	---------	---------	----------
Web site operations	$120,000	$240,000	$350,000
Marketing Campaign	$300,000	$400,000	$600,000
Franchisees relations	$200,000	$450,000	$550,000
Salary	---------	-----------	-----------
Other expenses	$75,000	$150,000	$300,000

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds
We will receive from the sale of the 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance $3,000,000 if all the shares are sold.  The company will receive $12,000,000 if all the 6,000,000 warrants are exercised at $2.00  per share up to 24 months after issue date.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 80,000,000 shares of common stock and 20,000,000 of Preferred Stock, par value $0.01 per share.

As of March 21, 2016 we there were 31,240,000 common shares of our common stock issued and outstanding and no preferred shares outstanding.  Our three directors own 30,000,000 shares and an outside advisor owned 1,000,000.

We are registering 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance to sell at a price of $0.50. The warrants are exercisable at $2.00 a share up to 24 months after issue date. They are being sold as a Unit. Each Unit consists of one common share and one warrant at $0.50 a unit.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Idaho for a more complete description of the rights and liabilities of holders of the Company's securities.

Cumulative Voting

Holders of shares of our common stock do have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Thomas C. Cook, Esq. Law Firm has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Bare Metal Standard, Inc., as of January 31, 2016, are included in this prospectus and have been audited by MaloneBailey certified public accountants, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

We issued Alan Shinderman 1,000,000 shares for his consulting in advising the company on how to go public and he is still advising the company on other issues as we grow. We valued Mr. Shinderman’s shares at $10,000 for his work. Mr. Shinderman’s shares are not part of the shares being registered in this registration statement. Alan Shinderman is also President of Quicksilver stock Transfer our Securities and Exchange Registered Transfer Agent. We do not have a time table with Mr. Shinderman as he is being paid for an ongoing relationship. Mr. Shinderman is not a stock promoter as defined in Regulation C, rule 405 and has never been an officer or Director of Bare Metal Standard Mr. Shinderman is not an expert under rule S-K Rule 509.

DILUTION

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

The following table illustrates per share unit dilution that may be experienced by investors at various funding levels:

Funding Level		33%		66%		100%
Proceeds		$990,000		$1,980,000		$3,000,000
Shares Outstanding		1, 980,000		3,960,000		6,000,000
Offering Price per Share		$0.50		$0.50		$0.50
Net Tangible Book Value per
Share prior to Offering		$0.50		$0.50		$0.50
Increase per Share attributable
to Investors	$		$		$
Pro Forma Net Tangible Book Value
per Share after Offering	$		$		$
Dilution to Investors	$		$		$
Dilution as a Percentage of
Offering Price

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

INFORMATION WITH RESPECT TO THE REGISTRANT DESCRIPTION OF BUSINESS

On November 12, 2015 Bare Metal Standard (“BMS” or the “Company”) was incorporated under the laws of the State of Idaho as a corporation capitalizing on the current growth in commercial kitchen grease exhaust systems cleaning. The Company is focused exclusively on the industry. The Company seeks to develop synergistic business franchises which provide services to restaurants, health care industry, prisons, schools among a few throughout the United States and the globe.

Bare Metal Standard provides franchise opportunities in the services of commercial kitchen grease exhaust systems (GES).

Bare Metal Standard supports all its franchises through a centralized workflow system named Shifts Software that the company created and owns.  This application is capable of managing hundreds of franchisees and thousands of customer locations.  The workflow system exists on redundant servers throughout the USA to ensure connectivity. The company purchases consumables to leverage its buying power and maintain its uniformity. Our franchisees will purchase from us directly the same quality products to maintain uniformity in our cleaning process.

The Companies business model comes from the traditional franchise model that has proven to be successful for many service focused offerings.  The primary value of our business model is to leverage the knowledge, capital and passion, equipment and processes to build a national brand to deliver a consistent level of services throughout the United States and beyond. Once we are operational with clients the business model is secure with recurring revenue from the required service (by code NFPA 96) on a quarterly basis (quarterly is typical, some potential customers are monthly, every 2, 4, 6 months to a few who go annually). Our mission is to transform this business sector into a rationalized national brand that will have the strength to expand throughout the United States and beyond.

Our principal service is providing support and training for our franchisees helping them to become successful with our proven track record. We do not own any patents or trademarks but we are licensed in the appropriate states that we offer under the franchising laws of that State.

We are registered in all the States in the United States to sell and operate our franchises except the following 10 States;

California	Hawaii	Illinois
Maryland	Michigan	New York
North Dakota	South Dakota	Rhode Island
Wisconsin

We intend to register in the remaining States as needed.

We have entered into an agreement with Taylor Brothers to use two of their offices until we raise 66% of our offering. At that time we will begin paying $5,000 a month to Taylor Brothers.

We have no intention to acquire or carry on Taylor Brothers operations as they have been in business for over 25 years very successfully. We are in the business of selling and supporting our own franchises in the same industry. Our Franchisees will never be involved with Taylor Brothers.

We believe that our potential customers understand the financial and reputational risks associated with inadequate maintenance of their kitchen hoods and that our high-quality, professional services are low-cost expenditures when compared to the alternative of failing to perform essential maintenance. We strive to be the service provider of choice and believe our customers have recognized our value proposition, as evidenced by our long-standing customer relationships our management team has and the high rate at which our potential customers renew their contracts from year to year.

Our focus on attracting and retaining new customers for our franchisees begins with our associates in the field, who interact with prospective customers every day. Our associates bring a strong level of passion and commitment to the Bare Metal brand. We have extensive experience to bring to our new company. Our field organization is supported by dedicated customer service and call center personnel. Our culture of continuous improvement drives an intense focus on the quality of the services delivered, which we believe produces high levels of customer satisfaction and, ultimately, customer retention and referrals.

Our expansion, both in existing markets of potential franchisees, where we have capacity to increase our local market position with franchises, and in new markets through detailed assessments of local economic conditions and demographics, we have identified target markets where we see opportunities. We intend to grow our presence through strategic franchise expansions and additional licensing agreements

PLAN OF OPERATIONS

We have no assurance we will sell 100% of the shares units as anticipated.  Therefore we have provided for three possible ways of continuing operations.  We have developed plan of operations considering sale of 33%, 66% and 100% of the shares units respectively.  Minimum estimated amount necessary to start our business is $82,500.  We need assets to cover our costs for general business and administrative costs, marketing costs, raw materials.

IF 33% OF THE SHARES UNITS SOLD
($990,000 RAISED)

1. Office.
Time frame: completed
Estimate cost: $0.00
In the beginning of our operations we will be working from our officers existing offices at Taylor Brothers, Inc.  The address of the company is 3604 Banner Avenue, Boise, Idaho 83709.

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL FRANCHISE PARTNERS
Time frame: 1st - 12 months.
Estimate cost: $200,000

We already had telephone negotiations with potential franchisees, which have shown interest for our services and are ready to continue negotiations once we start our business plan.
We plan to continue negotiations with them after completion of our public offer and start of our franchising process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing
Time frame: 2nd month.
Estimate cost: $300,000

We will be much limited in financing at this stage of development, therefore we shall engage in inexpensive promotional activities.  We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a  priority. We will also retain a marketing firm who specializes in franchises.

Leaflets, booklet, catalogues, other printed advertisement	Internet advertising, banners, landing pages, groups in social networks	Marketing Firm	TOTAL:
$50,000	$150,000	$100,000	$300,000

4. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $250,000
We anticipate maintaining an inventory of products that our franchisees have to buy from us.

5. SALARIES.
Time frame: 4th month - forward
Estimated cost: unknown (depends on sales volumes)

We plan to hire district sales managers, whose salaries will make 15% of monthly sales. Our district sales manager will support all new franchisees and identify potential new franchisees and areas.
They will also be attending industry conventions to recruit new franchisees.

6 OTHER EXPENSES.
Time frame: 1st - 12th months
Estimated cost: $240,000

We anticipate our legal fees and unforeseen expenses our first year in business. We are allowing for a cushion for any unseen expenses so it does not affect our business plan.

TOTAL COST OF ALL OPERATIONS: $990,000
To implement our plan of operations ($990,000) and pay ongoing legal fee associated with public offering we require a minimum of $102,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on operations as described above.

IF 66% OF THE SHARES UNITS SOLD
($1,980,000 RAISED)

1. Office.
Time frame: completed
Estimate cost: $60,000
In the beginning of our operations we will be working from our officers existing offices at Taylor Brothers, Inc.  The address of the company is 3604 Banner Avenue, Boise, Idaho 83709. If we succeed in raising 66% of our goal, we will begin to pay $5,000 a month in rent to the Taylor Brothers.

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL FRANCHISE PARTNERS
Time frame: 1st - 12 months.
Estimate cost: $450,000

We already had telephone negotiations with potential franchisees, which have shown interest for our services and are ready to continue negotiations once we start our business plan.  We plan to continue negotiations with them after completion of our public offer and start our franchising process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing
Time frame: 1st month.
Estimate cost: $400,000

We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a  priority. We will also retain a second marketing firm who specializes in franchises.

4. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $350,000.

We anticipate maintaining an inventory of products that our franchisees have to buy from us exclusively as part of their franchise agreement.

5. SALARIES.
Time frame: 4th month - forward
Estimated cost: $  360,000

We will hire 4 district sales managers, whose salaries will make 15% of monthly sales. Our district sales manager will support all new franchisees and identify potential new franchisees and areas.
They will also be attending industry conventions to recruit new franchisees.

6 OTHER EXPENSES.
Time frame: 1st - 12th months
Estimated cost: $280,000

We anticipate unforeseen expenses our first year in business. We are allowing for a cushion for any unseen expenses so it does not affect our business plan.

TOTAL COST OF ALL OPERATIONS: $106,000
To implement our plan of operations ($106,000) and pay ongoing legal fee associated with public offering we require a minimum of $165,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing our services.

IF 100% OF THE SHARES UNITS SOLD
($3,000,000 RAISED)

1. Office.
Time frame: completed
Estimate cost: $120,000

In the beginning of our operations we will be working from our officers existing offices at Taylor Brothers, Inc.  The address of the company is 3604 Banner Avenue, Boise, Idaho 83709. If we succeed in raising 100% of our goal, we will begin to pay $10,000 a month in rent to the Taylor Brothers. This will allow us to utilize warehouse space and a training facility.

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS
Time frame: 1st - 12 months.
Estimate cost: $550,000

We already had telephone negotiations with potential franchisees, which have shown  interest for our services and are ready to continue negotiations once we start our business plan.
We plan to continue negotiations with them after completion of our public offer and start our franchising process. We will have to do extensive travel to meet our objectives and service our clients. If we raise 100% of our goal we would be able to spend more time on the road pursuing our regions.

3. Marketing
Time frame: 1st month.
Estimate cost: $600,000

We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a priority. We will also retain a second marketing firm who specializes in franchises.

4. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $600,000.

We anticipate maintaining an inventory of products that our franchisees have to buy from us exclusively as part of their franchise agreement.  As our growth increases our inventory will have to increase. Some of these products will be used in our training facility.

5. SALARIES.
Time frame: 4th month – and forward
Estimated cost: 530,000

We will hire 4 district sales managers, whose salaries will make 15% of monthly sales. Our district sales manager will support all new franchisees and identify potential new franchisees and areas.
They will also be attending industry conventions to recruit new franchisees. We will hire additional support staff for our office and training facility.

6. OTHER EXPENSES.
Time frame: 1st - 12th months
Estimated cost: $600,000

We might have to spend more on other expenses that might include equipment, office furniture, vehicles and unforeseen expenses new companies encounter.

TOTAL COST OF ALL OPERATIONS: $3,000,000
To implement our plan of operations ($3,000,000) and pay ongoing legal fee associated with public offering we require a minimum of $165,000 as our accounting fees will increase.

FINANCE

We plan to implement our business plan as soon as funds from public offering become available.

In summary, during 1st-4th month we should have established our office, developed our territory goals and signed our first franchise.  After this point we should be ready to start more significant operations and generate revenue.  During months 5th-12th we will be executing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion of our offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or  expenses,  results of  operations,  liquidity,  capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.   Our business  is  subject  to  risks  inherent  in  the establishment of a new business enterprise,  including limited capital resources and  possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Additional contact information can be found on the company’s web site baremetalstandard.com.

BARE METAL STANDARD, INC.  has no revenue and has sustained an accumulated net loss of $150,450 for the period since inception (November 12, 2015) to July 31, 2016.  Since we have no significant revenues, we have relied upon the sale of our securities to investors for funding.

The company has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  The company, its officers and directors, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

 Number of Employees

At present, our only employees our Officers James Bedal, Michael Taylor and Jeffrey Taylor are not being paid.

However, there are as yet no written agreements, and our officers and directors may decide to award themselves salaries and other benefits.  The Company does not have significant revenues, and there is no guarantee that we will have significant revenue in the near future.  We will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

James Bedal	52	CEO, Director

Michael Taylor	55	President, Director

Jeffrey Taylor	57	Secretary, Director

The following is a brief description of the business experience of our executive officers;

James Bedal  - CEO

James Bedal has been involved in business development since 1991. He began his product and market development career by introducing products into Japan, Korea, Australia, Singapore and China. James has served as an international market manager for Trus Joist and Extended Systems both Idaho Companies. James shifted his focus from international to domestic in 2002 when he began consulting and working in on a variety of new start-ups. As the VP of Marketing James launched products for law enforcement in 2003, 2004, and began working in the Commercial Kitchen Exhaust industry in 2005.

Jeffrey Taylor  - Secretary

Jeff Taylor is the brother of Mike Taylor and also grew up in the family business in 2004 and has since been developing his skills in both operations to include purchasing. Jeff’s personality and skills make him a great fit for the detailed requirements of supporting our franchisees.

Michael Taylor  -  President

Mike Taylor grew up in the family business of commercial kitchen exhaust service. Mike has never left the business and has been instrumental in creating and integrating his unique techniques and process that will Make Bare Metal Standard a leader in its category of commercial kitchen exhaust service companies. In 1989 Mike Taylor became founding members of International Kitchen Exhaust Cleaning Association, an organization that helped organize many small businesses performing kitchen exhaust cleaning in the United States of America. Mike has the experience required to train and maintain a level of quality Bare Metal Standard will build its brand around.

Our officers and directors listed above are also the officers and directors of Taylor Brothers, Inc. They do not compete for business as Taylor Brothers does not sell franchises like Bare Metal Standard. Taylor Brothers has discontinued selling franchises November of 2015 when they opened Bare Metal Standard for the exclusive reason of selling franchises and supporting them.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Idaho Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning  the number of shares of our common stock owned  beneficially  as of July 31, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any  class of our  voting  securities,  (ii) our  director,  and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percentage

Common Shares	James Bedal 2625 W Appollo Street Boise, Idaho 83705	10,000,000	32.3%

Common Shares	Michael Taylor 2625 W Appollo Street Boise, Idaho 83705	10,000,000	32.3%

Common Shares	Jeffrey Taylor 2625 W Appollo Street Boise, Idaho 83705	10,000,000	32.3%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of July 31, 2016, there were 31,240,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Bare Metal Standard has 31,240,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 12,000,000 shares of its common stock for sale at the price of $0.50 per share.

In connection with the Company's selling efforts in the offering, James Bedal will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides  an  exemption  from  the broker-dealer   registration  requirements  of  the  Exchange  Act  for persons associated  with an issuer  that  participate  in an  offering  of the  issuer's securities. James Bedal is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.  James Bedal will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  James Bedal is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, James Bedal will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  James Bedal will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our CEO James Bedal as Agent for the Issuer will solicit in person known business associates, family and friends to invest.  Bare Metal Standard will receive all proceeds from the sale of the 12,000,000 shares being offered.  The price per share is fixed at $0.50 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business. We anticipate being a governmental contractor. We may be, however, subject to United States expert control restrictions.

Reports to Security Holders

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is HYPERLINK "http://www.sec.gov" www.sec.gov.

Once this Offering is declared effective, Bare Metal Standard, Inc.  will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  The Company will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

As a result of this offering and assuming the registration statement is declared effective before October 31, 2016, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2016, including a Form 10-K for the year ended October 31, 2016, assuming this registration statement is declared effective before that date. At or prior to October 31, 2016, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on October 31, 2016. If we do not file a registration statement on Form 8-A at or prior to October 31, 2016, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 31,240,000 shares of common stock currently outstanding as of July 31, 2016, 30,000,000 are owned by our officers and directors and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have Four (4) stockholders, including management and officers and directors.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

As of the date of this prospectus, we have issued 31,240,000 shares. Our officers and directors beneficially own 30,000,000 shares of our common stock. We have one advisor who owns 1,000,000 shares. These shares are currently restricted under Rule 144. They will only be available for resale, within the limitations within of Rule 144, to the public if;

(a) We are no longer a shell company as defined under section 1b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalent.

(b) We have filed all Exchange Act reports required for at least 12 months; and

(c) If applicable, at least one year has elapsed from the time we filed current Form 10-type of information on Form 8K or other report changing our status from a shell to an entity that is not a shell company.

At present we are considered a shell company. If we subsequently meet these requirements, our officers and directors would be entitled to sell within the three month period a number of shares that does not exceed the greater of 1% of the number of shares of our common stock the outstanding, or the average weekly trading volume of our company common stock during the four calender weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

INDEMNIFICATION

Our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Director shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to Indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of him being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his heirs and personal representatives against all costs, charges and expenses incurred by him and resulting from his acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his respective heirs and legal representatives against all costs, charges and expenses incurred by him and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Director may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Idaho, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports
Following the effective date of this Registration Statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent
The Company is using QuickSilver Stock Transfer LLC located in Las Vegas NV. QuickSilver is a professional Transfer Agency registered with the U.S. Securities and Exchange Commission.

Report of Independent Registered Public Accounting Firm

To the Directors and Shareholders
Bare Metal Standard, Inc.
Boise, Idaho

We have audited the accompanying balance sheet of Bare Metal Standard, Inc. (the “Company”) as of January 31, 2016 and the related statements of operations, shareholders' deficit and cash flows for the period from November 12, 2015 (inception) through January 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bare Metal Standard, Inc. as of January 31, 2016 and the result of its operations and its cash flows for the period from November 12, 2015 (inception) through January 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated net losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
March 21, 2016 except for Note 7, as to which the date is May 20, 2016

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

Bare Metal Standard Inc.
Balance Sheet

January 31
2016
Assets
Current assets
Cash	$36
Total current assets	36

Total assets	$36

Liabilities and Stockholders' Deficit

Current liabilities
Loan from shareholder	$50

Total current liabilities	50

Stockholders' deficit
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued as of January 31, 2016
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,000,000 shares issued and outstanding as of January 31, 2016	31,000
Accumulated deficit	(31,014)
Total stockholders' deficit	(14)

Total liabilities and stockholders' deficit	$36

See accompanying notes to financial statements.

Bare Metal Standard, Inc.
Statement of Operations

From inception
November 12, 2015
through
January 31, 2016

Revenue	$-

Gross income	-

Operating expenses
General and administrative expenses	31,014
Total operating expenses	31,014

Loss from operations	(31,014)

Net loss	$(31,014)

Basic and diluted net loss per share	$(0.01)

Weighted average shares outstanding
Basic and diluted	$3,875,000

See accompanying notes to financial statements.

Bare Metal Standard, Inc.
Statement of Stockholders' Deficit
November 12, 2015 (Inception) through January 31, 2016

	Preferred		Common		Additional Paid-	Accumulated	Stockholders'
	Shares	Par	Shares	Par	In Capital	Deficit	Deficit
Balances at inception, November 12, 2015	-	$-	-	$-	$-	$-	$-

Common stock issued to founders for services	-	-	31,000,000	31,000	-	-	31,000

Net loss	-	-	-	-	-	(31,014)	(31,014)

Balances at January 31, 2016	-	-	31,000,000	$31,000	$-	$(31,014)	$(14)

See accompanying notes to financial statements.

Bare Metal Standard, Inc.
Statement of Cash Flow

From inception
November 12, 2015
through
January 31, 2016
Cash flows from operating activities
Net loss	$(31,014)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued to founders for services	31,000
Net cash used in operating activities	(14)

Cash flows from investing activities
Net cash used in investing activities	-

Cash flows from financing activities
Loan from related party	50
Net cash provided by financing activities	50

Increase in cash and cash equivalents	36

Cash and cash equivalents, beginning balance	-

Cash and cash equivalents, ending balance	$36

Supplementary information
Cash paid during the year for:
Interest	$-
Income taxes	$-

See accompanying notes to financial statements.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through January 31, 2016

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was incorporated, as Bare Metal Standard, Inc., on November 12, 2015 under the laws of the State of Idaho.  The Company plans to engage in the business of kitchen exhaust cleaning.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  The Company has chosen October 31 as its year end.

Summary of Significant Accounting Policies

This summary of significant accounting policies of Bare Metal Standard, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists of petty cash, checking, savings, and money market accounts.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of January 31, 2016.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federal insured limits.

Revenue Recognition

Revenue will consist of professional services provided and product sales at market minus any discount afforded to a client or customer.

Revenue will be recognized when persuasive evidence of an arrangement exists, pricing is fixed and determinable, collection is reasonably assured and delivery or performance of service has occurred. Customer prepayments are reflected as deferred revenue as long as there is persuasive evidence that the purchased product will be shipped within a reasonable time.

Sales revenue will be recognized upon the completion of provided professional services or the shipment of merchandise to potential customers.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through January 31, 2016

Advertising

Advertising costs are anticipated to be expensed as incurred, however, there were no advertising costs included in general and administrative expenses for the period from inception (November 12, 2015) through January 31, 2016.

Fair Value of Financial Instruments

Fair value estimates will be based on market assumptions and pertinent information available to management as of the date of financial statements.

The Company did not engage in any transaction involving derivative instruments.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through January 31, 2016 and believes that none of them will have a material effect on the company’s financial statements.

Share-based Compensation – The Company will recognize share-based compensation, including stock option grants, warrants and restricted stock grants at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered will be recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the vesting period.

Dividends - The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on earnings, capital requirements and financial condition, as well as other relevant factors.   The Company does not intend to pay any cash dividends in the foreseeable future but intends to retain all earnings, if any, for use in the business.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through January 31, 2016

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had no common stock equivalents as of January 31, 2016.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

 The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of January 31, 2016, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of January 31, 2016, no income tax expense has been incurred.

Risks and Uncertainties - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through January 31, 2016

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception the Company has been engaged, substantially, in financing activities and developing its business plan. As shown in the financial statements, during the period from inception on November 12, 2015 thru July 31, 2016, the Company incurred net losses of $150,450 and as of the same date had an accumulated deficit of $31,014. If the Company is unable to generate profits and is unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is taking steps to provide the necessary capital to continue its operations. These steps include, but are not limited to: 1) raising equity financing; 2) developing the business model to generate sales.

NOTE 4 – LOANS AND NOTES PAYABLE

During November 2015, the Company CEO loaned the Company $50 as an unsecured open line of credit.

NOTE 5 - STOCKHOLDERS' DEFICIT

As of January 31, 2016, there were 31,000,000 shares of common stock issued and outstanding and an accumulated deficit of $31,014.

Preferred Stock

As of January 31, 2016, there were 20,000,000 preferred shares authorized having a par value of $0.001, and none issued.

Common Stock

On January 21, 2016, the Company issued 30,000,000 common shares, at a cost of $0.001 per share, to its three officers and directors and 1,000,000 to a consultant to reimburse them for expenses incurred and for services provided.

NOTE 6 - RELATED PARTY TRANSACTIONS

During November 2015, the Company CEO and director loaned the Company $50 as an open unsecured line of credit.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were available to be issued May 20, 2016 and has identified the following reportable events:

•	Between February 8, 2016 and March 17, 2016 the company sold 110,000 shares of common stock for $0.50 a share resulting in proceeds of $55,000.

Bare Metal Standard, Inc.
Balance Sheets
(Unaudited)
	July 31,	January 31,
	2016	2016

Assets
Current assets
Cash and cash equivalents	$44,685	$36
Total current assets	44,685	36

Total assets	$44,685	$36

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$44,085	$-
Loan from shareholder	-	50

Total current liabilities	44,085	50

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued and outstanding as of July 31, 2016 and January 31, 2016	-	-
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,240,000 and 31,000,000 shares issued and outstanding as of July 31, 2016 and
January 31, 2016, respectively	31,240	31,000
Additional paid-in capital	119,810	-
Accumulated deficit	(150,450)	(31,014)
Total stockholders' equity (deficit)	600	(14)

Total liabilities and stockholders' equity (deficit)	$44,685	$36

(See accompanying notes to unaudited financial statements)

Bare Metal Standard, Inc.
Statements of Operations
(Unaudited)
		From inception
	For the three months	November 12, 2015
	ended	through
	July 31, 2016	July 31, 2016

Revenue	$-	$-

Gross income	-	-

Operating expenses
General and administrative expenses	21,391	62,950
Legal	7,500	87,500
Total operating expenses	28,891	150,450

Loss from operations	(28,891)	(150,450)

Net loss	$(28,891)	$(150,450)

Basic and diluted net loss per common share	$(0.00)	$(0.01)

Weighted average common shares outstanding
Basic and diluted	31,159,348	22,800,305

(See accompanying notes to unaudited financial statements)

Bare Metal Standard, Inc.
Statement of Stockholders' Deficit
From November 12, 2015 (Inception) through July 31, 2016
(Unaudited)

	Preferred		Common		Additional Paid	Accumulated	Stockholders'
	Shares	Par	Shares	Par	In Capital	Deficit	Deficit

Balances at inception, November 12, 2015	-	$-	-	$-	$-	$-	$-

Common stock issued for services	-	-	31,000,000	31,000	-	-	31,000

Common stock issued for cash	-	-	240,000	240	119,760	-	120,000

Forgiveness of debt - related party	-	-	-	-	50	-	50

Loss for the period from inception (November 12, 2015) through July 31, 2016	-	-	-	-	-	(150,450)	(150,450)

Balances at July 31, 2016	-	$-	31,240,000	$31,240	$119,810	$(150,450)	$600

Bare Metal Standard, Inc.
Statement of Cash Flows
(Unaudited)

From inception
November 12, 2015
through
July 31, 2016
Cash flows from operating activities
Net loss	$(150,450)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued for services	31,000
Changes in operating assets and liabilities:
Increase in accounts payable	44,085
Net cash used in operating activities	(75,365)

Cash flows from financing activities
Loan from related party	50
Cash received from sale of common stock	120,000
Net cash provided by financing activities	120,050

Increase in cash and cash equivalents	44,685

Cash and cash equivalents, beginning balance	-

Cash and cash equivalents, ending balance	$44,685

Supplementary information
Cash paid during the period for:
Interest	$-
Income taxes	$-

Non-cash financing and investing activities
Forgiveness of related party loan payable	$50

(See accompanying notes to unaudited financial statements)

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through July 31, 2016
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was incorporated, as Bare Metal Standard, Inc., on November 12, 2015 under the laws of the State of Idaho.  The Company plans to engage in the business of kitchen exhaust cleaning.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the period from inception through January 31, 2016, as reported in this Form S-1, have been omitted. The Company has chosen October 31 as its year end. Since the Company was not in existence for a full nine months at July 31, 2016, the period from inception through July 31, 2016 is presented rather than the nine months ended July 31, 2016. The Company has adopted ASU 2014-10 and will not present inception to date information once it has been in existence for the entire period being presented.

This summary of significant accounting policies of Bare Metal Standard, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists of petty cash, checking, savings, and money market accounts.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of July 31, 2016.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federal insured limits.

Revenue Recognition

Revenue will consist of professional services provided and product sales at market minus any discount afforded to a client or customer.

Revenue will be recognized when persuasive evidence of an arrangement exists, pricing is fixed and determinable, collection is reasonably assured and delivery or performance of service has occurred. Customer prepayments are reflected as deferred revenue as long as there is persuasive evidence that the purchased product will be shipped within a reasonable time.

Sales revenue will be recognized upon the completion of provided professional services or the shipment of merchandise to customers.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through July 31, 2016
(Unaudited)

Advertising

Advertising costs are anticipated to be expensed as incurred, however, there were no advertising costs included in general and administrative expenses for the period from inception (November 12, 2015) thru July 31, 2016.

Fair Value of Financial Instruments

Fair value estimates will be based on market assumptions and pertinent information available to management as of the date of financial statements.

The Company did not engage in any transaction involving derivative instruments.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through July 31, 2016 and believes that none of them will have a material effect on the company’s financial statements.

Share-based Compensation – The Company will recognize share-based compensation, including stock option grants, warrants and restricted stock grants at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered will be recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the vesting period.

Dividends - The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on earnings, capital requirements and financial condition, as well as other relevant factors.   The Company does not intend to pay any cash dividends in the foreseeable future but intends to retain all earnings, if any, for use in the business.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through July 31, 2016
(Unaudited)

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had no common stock equivalents as of July 31, 2016.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of July 31, 2016, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of July 31, 2016, no income tax expense has been incurred.

Risks and Uncertainties - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

Bare Metal Standard, Inc.
Notes to Financial Statements
For the period from Inception (November 12, 2015) through July 31, 2016
(Unaudited)

NOTE 3 - GOING CONCERN

The accompanying unaudited interim financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception the Company has been engaged, substantially, in financing activities and developing its business plan. As shown in the financial statements, during the period from inception on November 12, 2015 through July 31, 2016, the Company incurred net losses of $150,450 and as of the same date had an accumulated deficit of $150,450.  If the Company is unable to generate profits and is unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is taking steps to provide the necessary capital to continue its operations. These steps include, but are not limited to: 1) raising equity financing; 2) developing the business model to generate sales.

NOTE 4 – RELATED PARTY TRANSACTIONS

During November 2015, the Company CEO loaned the Company $50 as an unsecured open line of credit which was unpaid at January 31, 2016 and was forgiven by the CEO during the period ended July 31, 2016, and considered a capital contribution.

NOTE 5 - STOCKHOLDERS' EQUITY

As of July 31, 2016, there were 80,000,000 shares of common stock authorized having a par value of $0.001 and there were 31,240,000 issued and outstanding and an accumulated deficit of $150,450.

Preferred Stock
As of July 31, 2016, there were 20,000,000 preferred shares authorized having a par value of $0.001, and none issued.

Common Stock

On January 21, 2016, the Company issued 30,000,000 common shares, at a cost of $0.001 per share, to its three officers and directors and 1,000,000 common shares to a consultant to reimburse them for expenses incurred and for services provided.

Between February 8, 2016 and July 31, 2016, the Company sold 240,000 common shares to fifteen investors at a cost of $0.50 per share for total proceeds of $120,000.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the July 31, 2016 when the financial statements were issued and has not identified any reportable events.

UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boise, Idaho on September 19, 2016.

Bare Metal Standard Inc.

By:	/s/ James Bedal
James Bedal
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James Bedal	Chief Executive Officer, Chief Financial Officer and Director	September 19, 2016
James Bedal	(Principal Executive, Financial and Accounting Officer)

/s/ Jeffrey Taylor	Secretary and Director	September 19, 2016
Jeffrey Taylor

INDEX OF EXHIBITS

Exhibits		Description

Exhibit	3.1	Articles of Incorporation**
Exhibit	3.2	Bylaws (incorporated by reference from the Company’s Registration Statement on Form S-1/A Amendment No. 2 filed on July 20, 2016)

Exhibit	5.1	Legal Opinion and Consent of Thomas Cook*

Exhibit	23.1	Consent of MaloneBailey*

*	Filed herewith.
**	Previously filed